SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                Amendment No. 1

                                 CURRENT REPORT

                    Filed Pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                February 12, 1997
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                            Trident Rowan Group, Inc.
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             (Exact name of registrant as specified in its charter)



          Maryland                     0-2642                   52-0466460
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
       of incorporation)                                  Identification Number)

      Two Worlds Fair Drive, Franklin Township, Somerset, New Jersey 08873
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                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (908) 868-9000
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Item 5. Other Events.

     On August 14, 1996 Trident Rowan Group, Inc. (the "Company"), The Carey Winston Company, a Delaware corporation and a subsidiary of the Company entered into an Agreement and Plan of Merger providing for the acquisition by the Company of Carey Winston for a purchase price valued at $7,600,000, subsequently adjusted to 8,400,000, payable, to the extent of at least 80%, in common stock of the Company and not more than 20% in cash. As part of the Agreement the Company agreed to lend to Carey Winston prior to closing up to $2,000,000, of which $1,000,000 was requested and advanced. On February 12, 1997 the parties determined to terminate the Merger Agreement, with the Company's loan being repayable, with interest, over 14 months and the Company being entitled to liquidated damages in lieu of reimbursement for expenses of $200,000, and, if a change of control of Carey Winston occurs within 15 months, liquidated damages of $500,000 in lieu of potential claims for non-consummation of the merger.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 1997                       TRIDENT ROWAN GROUP, INC.


                                            By: /s/ Howard E. Chase
                                               ---------------------------
                                                    President


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